EXHIBIT 5.1

MINTZ LEVIN LETTERHEAD

November 6, 2012

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, Massachusetts 02139-4242

Ladies and Gentlemen:

We have acted as counsel to Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 3,000,000 shares (the “Shares”) of its common stock, $.01 par value per share (the “Common Stock”) that are to be issued pursuant to the Company’s Amended and Restated 2006 Stock and Option Plan (the “Plan”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Articles of Organization, as amended, and By-Laws, as amended and restated, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitation set forth below, we are of the opinion that (i) the Shares have been duly authorized by the Company and (ii) the Shares, when issued and sold in the manner described in the Plan and pursuant to the agreements that accompany the Plan, will be validly issued, fully paid and non-assessable shares of the Common Stock.

Our opinion is limited to the General Corporation Laws of The Commonwealth of Massachusetts and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.